UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 17, 2005

XYBERNAUT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15086 (Commission File Number)	54-1799851 (I.R.S. Employer Identification Number)

12701 FAIR LAKES CIRCLE, FAIRFAX, VIRGINIA, 22033
(Address of Principal Executive Offices) (Zip Code)

(703) 631-6925
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 17, 2005, Xybernaut Corporation (the “Company”) and the Law Offices of James J. Ralabate (the “Law Firm”) amended the Retention Agreement, dated as of August 1, 2003, which was previously filed as Exhibit 10.24 to the Company’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2003 filed with the United States Securities and Exchange Commission on April 26, 2004. Mr. Ralabate was a director of the Company, but resigned on May 19, 2005.

Pursuant to the amendment, the Law Firm has agreed to reduce its monthly retainer fee from $30,000 to $20,000 with the condition that the Law Firm is permitted to provide IP services to other clients.

A copy of the amendment is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As previously disclosed, Messrs. James J. Ralabate, Edwin Vogt and Martin Eric Weisberg offered to resign from the Board of Directors on April 19, 2005, but the Board determined to defer its acceptance of the offers upon an orderly transition to a new Board. On May 19, 2005, the Company indicated to Messrs. Ralabate, Vogt and Weisberg that it desired to accept their offers to resign. On May 19, 2005, Mr. Ralabate resigned as a Director of the Company and as a member of the Executive Committee of the Board of Directors as of May 19, 2005. As of the filing of this Form 8-K, neither Mr. Vogt nor Mr. Weisberg has tendered his resignation.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1 Amendment Letter, dated May 17, 2005, between the Law Offices of James J. Ralabate and Xybernaut Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYBERNAUT CORPORATION
Dated: May 23, 2005	By:	/s/ Bruce C. Hayden Bruce C. Hayden Senior Vice President and Chief Financial Officer

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